Exhibit 99.1

IDT Corporation Reports Third Quarter Fiscal 2017 Results

NEWARK, NJ — June 6, 2017: IDT Corporation (NYSE: IDT) reported a loss per share of $0.21 and Non-GAAP earnings per share (EPS)* of $0.28 on revenue of $370.0 million for the third quarter of its fiscal year 2017, the three months ended April 30, 2017.

HIGHLIGHTS

(Results for 3Q17 compared to 3Q16)

●	Revenue of $370.0 million compared to $355.2 million;

●	Loss from operations of $6.5 million, including a charge of $10.2 million for a legal settlement, compared to income from operations of $5.7 million, including a gain of $1.1 million on the sale of Fabrix;

●	Adjusted EBITDA* of $9.1 million compared to $10.3 million;

●	Loss per share of $0.21 compared to EPS of $0.19;

●	Non-GAAP EPS* of $0.28 compared to $0.38;

●	IDT has declared a dividend of $0.19 per share for 3Q17 to be paid on or about June 30, 2017.

*Throughout this release, Non-GAAP EPS, Adjusted EBITDA, and Non-GAAP Net Income for all periods presented are Non-GAAP measures intended to provide useful information that supplements IDT’s or the relevant segment’s core results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measure.

REMARKS BY SHMUEL JONAS, CEO OF IDT CORPORATION

“I am very pleased by the growth of our early stage business initiatives during the third quarter, even as we took steps to strengthen our core business offerings and further streamline operations.

“National Retail Solutions continues to expand rapidly and is developing new ways to leverage our point-of-sale network to create additional value for our retailers, consumer package good suppliers and our BR Club members. At net2phone, our cloud-based PBX offering is on track to double the number of seats it serves in the first six months of the year. We also successfully launched the offering in Brazil in January and in Argentina in May.

“Our Boss Revolution money transfer business completed its best quarter ever. We expect to drive additional retail growth by gradually expanding our presence beyond our original focus on ten states. In addition, the fastest increase in transaction volumes is coming from our direct to consumer digital channel, including the Boss Revolution Money app, which is doubling in volume every three to four months and already contributes more than one in four transactions.

“From a corporate perspective, we continue to streamline our operations and tighten our strategic focus. As part of this effort, we expect to spin-off our real estate assets together with our interests in Rafael Pharmaceuticals, Inc. (formerly Cornerstone Pharmaceuticals, Inc.) and certain other investments as Rafael Holdings later this year.”

3Q17 CONSOLIDATED RESULTS

Results (in millions, except EPS)	3Q17	2Q17	3Q16	3Q17 - 3Q16 Change (%/$)
Revenue	$370.0	$367.6	$355.2	+4.2%
Direct cost of revenue	$314.7	$310.9	$293.2	+7.3%
Direct cost of revenue as a percentage of revenue	85.0%	84.6%	82.6%	+240 BP
SG&A expense	$46.2	$47.3	$51.6	(10.5)%
Depreciation and amortization	$5.5	$5.3	$5.5	(0.8)%
Other (losses) gains	$(10.2)	$(0.9)	$1.1	$(11.3)
(Loss) income from operations	$(6.5)	$3.1	$5.7	$(12.2)
Adjusted EBITDA*	$9.1	$9.3	$10.3	$(1.2)
Net (loss) income attributable to IDT	$(4.8)	$0.9	$4.2	$(9.0)
(Loss) earnings per share	$(0.21)	$0.04	$0.19	$(0.40)
Non-GAAP net income*	$6.5	$6.1	$8.6	$(2.1)
Non-GAAP diluted EPS*	$0.28	$0.27	$0.38	$(0.10)

Consolidated results in 3Q16 include the results of Zedge, which was spun off to IDT stockholders on June 1, 2016. Zedge contributed $2.6 million in revenue, $239 thousand in income from operations, and $392 thousand in Adjusted EBITDA in 3Q16. Zedge did not contribute to results in fiscal 2017.

Consolidated results for all periods presented include corporate overhead. In 3Q17, corporate G&A expense decreased 30.2% to $2.0 million from $2.8 million in the year ago quarter. Consolidated results also included a loss of $10.1 million in 3Q17, resulting from the previously announced agreement with Straight Path Communications Inc. (SPCI), to settle potential liabilities and claims under agreements related to the spin-off of SPCI from IDT in 2013, as well as associated legal costs.

At April 30, 2017, IDT had $132.3 million in unrestricted cash, cash equivalents and marketable securities. In addition, the company reported $93.3 million in current restricted cash and cash equivalents, nearly all of which represents customer deposits held by IDT’s Gibraltar-based bank. Current assets totaled $327.0 million and current liabilities were $332.7 million.

Net cash provided by operating activities during 3Q17 was $1.3 million compared to $10.7 million in 3Q16. For the same periods, capital expenditures were $6.5 million compared to $4.7 million, respectively.

3Q17 RESULTS BY SEGMENT

(Results are for 3Q17 unless otherwise noted).

Results (in millions)	TPS		UCaaS		CPS		ALL OTHER
	3Q17	3Q16	3Q17	3Q16	3Q17	3Q16	3Q17	3Q16
Revenue	$360.8	$344.2	$7.4	$6.2	$1.3	$1.7	$0.6	$3.1
Direct cost of revenue	$311.1	$289.2	$2.9	$3.0	$0.6	$0.7	-	$0.3
SG&A expense	$39.8	$43.8	$3.9	$3.0	$0.5	$0.6	$0.2	$1.5
Depreciation and amortization	$4.0	$4.2	$1.1	$0.7	-	-	$0.4	$0.6
Income (loss) from operations	$5.8	$6.9	$(0.5)	$(0.5)	$0.2	$0.4	-	$1.8
Adjusted EBITDA*	$9.8	$11.3	$0.6	$0.2	$0.2	$0.4	$0.4	$1.3

2

Telecom Platform Services (TPS)

The Telecom Platform Services segment accounted for 97.5% of IDT’s revenue in 3Q17 compared to 96.9% in 3Q16. TPS markets and distributes multiple communications and payment services across three broad business categories: Retail Communications, Wholesale Carrier Services and Payment Services.

TPS’ minutes of use (MOU) in 3Q17 were 6.98 billion, an increase of 3.1% from 6.77 billion in 3Q16. Retail Communications’ MOU decreased 20.4% compared to the year ago quarter, while Wholesale Carrier Services’ MOU increased 12.8%.

TPS’ revenue in 3Q17 was $360.8 million, a 4.8% increase from $344.2 million in the year ago quarter.

TPS Revenue by Business Vertical ($ in millions)	3Q17	2Q17	3Q16	3Q17 - 3Q16 % Change in Revenue	3Q17 - 3Q16 % Change in Minutes of Use	3Q17 Revenue as a % of all TPS Revenue
Retail Communications	$148.6	$153.2	$163.1	(8.9)%	(20.4)%	41.2%
Wholesale Carrier Services	$152.1	$145.7	$126.1	+20.6%	+12.8%	42.2%
Payment Services	$60.1	$59.6	$55.0	+9.2%	na	16.6%
Total TPS	$360.8	$358.5	$344.2	+4.8%	+3.1%	100.0%

Retail Communications’ revenue declined 8.9% year over year to $148.6 million. TPS’ dominant offering, the popular BOSS Revolution® calling service, has been negatively impacted by increased competition from wireless operators’ “unlimited” offerings and the rise of over-the-top voice and messaging.

Wholesale Carrier Services’ revenue increased 20.6% year over year to $152.1 million, reflecting growth in traffic carried to higher revenue per minute destinations in Africa and the Middle East.

Payment Services’ revenue increased 9.2% to $60.1 million. Sales of international mobile top-up services, the dominant offering in this vertical, increased 8.0% year over year, while revenues generated by IDT’s international money transfer and retail point-of-sale network businesses, both of which are early stage initiatives with immaterial impact on TPS’ overall results, increased robustly.

TPS’ direct cost of revenue in 3Q17, expressed as a percentage of TPS’ revenue, increased to 86.2% from 84.0%, reflecting continuing competitive margin pressure on both our BOSS Revolution and wholesale carrier offerings.

TPS’ SG&A expense in 3Q17 was $39.8 million compared to $43.8 million in 3Q16, a decrease of $4.0 million primarily resulting from reduced headcount. In 3Q17, TPS’ SG&A expense expressed as a percentage of revenue was 11.0%, a 170 basis points decrease compared to the year ago quarter.

TPS’ depreciation and amortization expense was $4.0 million compared to $4.2 million in the year ago period.

TPS’ income from operations was $5.8 million in 3Q17 compared to $6.9 million in 3Q16, while Adjusted EBITDA for the same periods was $9.8 million and $11.3 million, respectively, primarily as a result of the margin contraction, which was mostly offset by the reduction in SG&A expense.

3

Unified Communications as a Service (UCaaS)

The UCaaS segment is comprised of offerings from IDT’s net2phone® division, including (1) cable telephony, (2) hosted PBX, (3) SIP trunking, which supports inbound and outbound domestic and international calling from an IP PBX, and (4) PicuP, a highly-automated business phone service that answers, routes and manages voice calls.

UCaaS’ revenue in 3Q17 increased to $7.4 million from $6.2 million in 3Q16, including a 189% increase in revenue from net2phone’s hosted PBX offering. The segment’s two largest offerings - cable telephony and SIP trunking - also posted year over year gains.

UCaaS’ direct cost of revenue expressed as a percentage of revenue decreased to 39.7% from 48.7% in 3Q16 as its business continued to scale.

SG&A expense for the UCaaS segment increased to $3.9 million in 3Q17 from $3.0 million (+30.0%) in 3Q16. As a percentage of UCaaS’ revenue, SG&A in 3Q17 increased 420 basis points year over year to 52.2%, as net2phone ramped up its investment in technology, expanded its product suite and boosted its sales and marketing programs.

UCaaS’ loss from operations narrowed to $456 thousand in 3Q17 from $531 thousand in 3Q16 while Adjusted EBITDA increased to $601 thousand from $204 thousand over the same period.

Consumer Phone Services (CPS)

The Consumer Phone Services segment sells postpaid local and long-distance services in the U.S., marketed under the brand name IDT America. CPS has been in harvest mode for more than a decade - maximizing revenue from current customers while maintaining SG&A and other expenses at the minimum levels essential to operate the business. CPS’ financial results are provided in the segment results chart above and conformed to expectations.

All Other

All Other includes IDT’s real estate holdings, comprised of its public garage in Newark and commercial properties in Newark, Piscataway and Jerusalem, as well as other small businesses and investments, including an investment in Rafael Pharmaceuticals, Inc., (formerly Cornerstone Pharmaceuticals, Inc.).

Rafael Pharmaceuticals is a clinical stage, oncology-focused pharmaceutical company committed to the development and commercialization of therapies that exploit the metabolic differences between normal cells and cancer cells.

All Other previously included Zedge, a platform and mobile app centered on self-expression. Zedge was fully spun off from IDT to IDT’s shareholders on June 1, 2016. Because the disposition of IDT’s interest in Zedge did not meet the criteria to be reported as a discontinued operation, Zedge’s results of operations and cash flows continue to be included in prior comparative periods.

All Other’s financial results are provided in the segment results chart above and conformed to expectations.

IDT expects to spin-off the real estate and pharmaceutical holdings included in All Other to its shareholders in CY 2017 under the name Rafael Holdings.

4

DIVIDEND

IDT’s Board of Directors has declared a quarterly dividend of $0.19 per share of Class A and Class B common stock for 3Q17 to be paid on or about June 30, 2017. The dividend will be paid to stockholders of record as of the close of business on June 19th. The ex-dividend date will be June 15th. This distribution will be treated as a return of capital for tax purposes.

IDT EARNINGS ANNOUNCEMENT & SUPPLEMENTAL INFORMATION

This release is available for download in the “For Investors” section of the IDT Corporation website (http://idt.net/ir) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM ET today with management’s discussion of results, outlook and strategy followed by Q&A with investors.

To listen to the call and participate in the Q&A, dial toll-free 1-888-348-8417 (from U.S.) or 1-412-902-4243 (international) and request the IDT Corporation call.

A recording of the conference call can be accessed beginning one hour after the call concludes through June 13, 2017 by dialing 1-844-512-2921 (toll free from the US) or 1-412-317-6671 (international) and providing this pin code: 10106686. The recording will also be available via streaming audio at the IDT investor relations website (www.idt.net/ir) following the call.

About IDT:

IDT Corporation (NYSE: IDT), through its IDT Telecom division, provides telecommunications and payment services to individuals and businesses primarily through its flagship BOSS Revolution® and net2phone® brands. IDT Telecom’s wholesale business is a leading global carrier of international long distance calls. For more information on IDT, visit www.idt.net.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

Contact:

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

5

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

	April 30, 2017	July 31, 2016
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$71,452	$109,537
Restricted cash and cash equivalents	93,250	98,822
Marketable securities	60,821	52,949
Trade accounts receivable, net of allowance for doubtful accounts of $4,442 at April 30, 2017 and $4,818 at July 31, 2016	67,108	49,283
Prepaid expenses	15,446	15,189
Other current assets	18,951	13,273
Total current assets	327,028	339,053
Property, plant and equipment, net	89,752	87,374
Goodwill	11,168	11,218
Other intangibles, net	691	843
Investments	23,953	14,024
Deferred income tax assets, net	24,572	9,554
Other assets	7,672	7,592
Total assets	$484,836	$469,658

Liabilities and equity
Current liabilities:
Trade accounts payable	$36,016	$30,253
Accrued expenses	120,323	117,434
Deferred revenue	79,124	86,178
Customer deposits	91,689	95,843
Income taxes payable	575	578
Other current liabilities	4,942	13,534
Total current liabilities	332,669	343,820
Other liabilities	1,676	1,635
Total liabilities	334,345	345,455
Commitments and contingencies
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at April 30, 2017 and July 31, 2016	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 25,550 and 25,383 shares issued and 22,253 and 21,452 shares outstanding at April 30, 2017 and July 31, 2016, respectively	255	254
Additional paid-in capital	397,270	396,243
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 3,297 and 3,931 shares of Class B common stock at April 30, 2017 and July 31, 2016, respectively	(102,889)	(115,316)
Accumulated other comprehensive loss	(5,051)	(3,744)
Accumulated deficit	(148,810)	(153,673)
Total IDT Corporation stockholders’ equity	140,808	123,797
Noncontrolling interests	9,683	406
Total equity	150,491	124,203
Total liabilities and equity	$484,836	$469,658

6

IDT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2016	2017	2016
	(in thousands, except per share data)

Revenues	$370,035	$355,154	$1,106,742	$1,128,186
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	314,704	293,220	938,646	937,455
Selling, general and administrative (i)	46,196	51,594	138,958	155,738
Depreciation and amortization	5,474	5,518	16,075	15,543
Severance	—	232	—	232
Total costs and expenses	366,374	350,564	1,093,679	1,108,968
Other operating expenses	(10,163)	—	(11,251)	(326)
Gain on sale of interest in Fabrix Systems Ltd.	—	1,086	—	1,086
(Loss) income from operations	(6,502)	5,676	1,812	19,978
Interest income, net	295	244	905	936
Other (expense) income, net	(407)	120	1,565	(723)
(Loss) income before income taxes	(6,614)	6,040	4,282	20,191
Benefit from (provision for) income taxes	2,162	(1,339)	14,817	(6,250)
Net (loss) income	(4,452)	4,701	19,099	13,941
Net income attributable to noncontrolling interests	(323)	(464)	(1,081)	(1,445)
Net (loss) income attributable to IDT Corporation	$(4,775)	$4,237	$18,018	$12,496

(Loss) earnings per share attributable to IDT Corporation common stockholders:
Basic	$(0.21)	$0.19	$0.79	$0.55
Diluted	$(0.21)	$0.19	$0.78	$0.55

Weighted-average number of shares used in calculation of (loss) earnings per share:
Basic	23,054	22,635	22,845	22,790
Diluted	23,054	22,680	22,989	22,816

Dividends declared per common share	$0.19	$0.19	$0.57	$0.56

(i) Stock-based compensation included in selling, general and administrative expenses	$666	$673	$2,793	$2,317

7

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended April 30,
	2017	2016
	(in thousands)
Operating activities
Net income	$19,099	$13,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,075	15,543
Deferred income taxes	(14,979)	5,913
Provision for doubtful accounts receivable	433	600
Gain on sale of interest in Fabrix Systems Ltd.	—	(1,086)
Realized gain on marketable securities	(331)	(543)
Interest in the equity of investments	(402)	379
Stock-based compensation	2,793	2,317
Change in assets and liabilities:
Restricted cash and cash equivalents	3,532	(14,657)
Trade accounts receivable	(18,883)	1,758
Prepaid expenses, other current assets and other assets	(6,065)	6,450
Trade accounts payable, accrued expenses, other current liabilities and other liabilities	8,488	(14,907)
Customer deposits	(2,403)	17,028
Deferred revenue	(6,843)	3,097
Net cash provided by operating activities	514	35,833
Investing activities
Capital expenditures	(17,050)	(13,964)
Proceeds from sale of interest in Fabrix Systems Ltd.	—	4,769
Payment for acquisition, net of cash acquired	(1,827)	—
Cash used for investments	(8,527)	(1,850)
Proceeds from sale and redemption of investments	—	632
Purchases of marketable securities	(38,720)	(29,800)
Proceeds from maturities and sales of marketable securities	30,836	24,176
Net cash used in investing activities	(35,288)	(16,037)
Financing activities
Dividends paid	(13,155)	(12,983)
Distributions to noncontrolling interests	(1,139)	(1,545)
Sale of Class B common stock	10,000	—
Proceeds from sale of interest and rights in Rafael Pharmaceuticals, Inc.	1,000	—
Proceeds from sale of member interests in CS Pharma Holdings, LLC.	1,250	—
Proceeds from exercise of stock options	835	—
Repayment of note payable	—	(6,353)
Repurchases of Class B common stock	(1,838)	(4,773)
Net cash used in financing activities	(3,047)	(25,654)
Effect of exchange rate changes on cash and cash equivalents	(264)	(3,368)
Net decrease in cash and cash equivalents	(38,085)	(9,226)
Cash and cash equivalents at beginning of period	109,537	110,361
Cash and cash equivalents at end of period	$71,452	$101,135
Supplemental schedule of non-cash investing and financing activities
Reclassification of liability for member interests in CS Pharma Holdings, LLC	$8,750	$—

8

Reconciliation of Non-GAAP Financial Measures for the Third Quarter Fiscal 2017 and 2016

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed, for 3Q17, 2Q17 and 3Q16, Adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share, or EPS, which are non-GAAP measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Adjusted EBITDA consists of revenues less direct cost of revenues and selling, general and administrative expense. Another way of calculating Adjusted EBITDA is to start with income from operations, add depreciation and amortization, severance expense and other operating expense, and subtract the gain on sale of interest in Fabrix Systems Ltd.

IDT’s measure of non-GAAP net income starts with net income in accordance with GAAP and adds depreciation and amortization, severance expense, stock-based compensation and other operating expense, and subtracts the gain on sale of interest in Fabrix Systems Ltd. and the tax benefit from the release of the valuation allowance and full recognition of deferred tax assets.

IDT’s measure of non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares.

These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2017 and fiscal 2016 periods.

Management believes that IDT’s Adjusted EBITDA, non-GAAP net income and non-GAAP EPS measures provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA, non-GAAP net income and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. IDT’s operating results exclusive of depreciation and amortization charges are useful indicators of its current performance.

Severance expense is also excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating expense and gain on the sale of interest in Fabrix Systems Ltd. are components of income from operations. In fiscal 2017, other operating expense includes a non-routine expense for a settlement and mutual release, and the associated legal fees, related to potential liabilities and claims under agreements related to the spin-off of SPCI from IDT in 2013. In fiscal 2016, other operating expense includes a loss on disposal of property, plant and equipment. Other operating expense and gain on the sale of interest in Fabrix Systems Ltd. are excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS. From time-to-time, IDT may incur costs related to non-routine legal and regulatory matters or disposal of certain assets. In addition, IDT may select and incubate promising early stage businesses outside of its core business for eventual sale or spin-off to its stockholders. However, such legal and regulatory matters and disposals do not occur each quarter. IDT does not believe the gains or losses from asset sales or from non-routine legal and regulatory matters should be included in IDT’s or the relevant segment’s core operating results.

The other calculation of Adjusted EBITDA consists of revenues less direct cost of revenues and selling, general and administrative expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

9

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP net income and non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

The income tax benefit in fiscal 2017 from the release of the valuation allowance and full recognition of deferred tax assets is excluded from IDT’s calculation of non-GAAP net income and non-GAAP EPS because it is not directly related to the current results of IDT’s core operations.  The income tax benefit was recorded by Elmion Netherlands B.V., a Netherlands subsidiary. This release was due to an internal reorganization and will not be a reoccurring item.

Adjusted EBITDA, non-GAAP net income and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, (b) for non-GAAP net income, net income and, (c) for non-GAAP EPS, basic and diluted earnings per share.

10

IDT Corporation

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended April 30, 2017 (3Q17)
Adjusted EBITDA	$9.1	$9.8	$0.6	$0.2	$0.4	$(2.0)
Subtract:
Depreciation and amortization	5.5	4.0	1.1	-	0.4	-
Other operating expense	10.2	-	-	-	-	10.1
(Loss) income from operations	(6.5)	$5.8	$(0.5)	$0.2	$-	$(12.1)
Interest income, net	0.3
Other expense, net	(0.4)
Loss before income taxes	(6.6)
Benefit from income taxes	2.2
Net loss	(4.5)
Net income attributable to noncontrolling interests	(0.3)
Net loss attributable to IDT Corporation	$(4.8)

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended January 31, 2017 (2Q17)
Adjusted EBITDA	$9.3	$10.9	$0.4	$0.2	$0.5	$(2.8)
Subtract (Add):
Depreciation and amortization	5.3	4.0	0.9	-	0.4	-
Other operating expense	0.9	-	-	-	-	0.9
Income (loss) from operations	3.1	$6.9	$(0.5)	$0.2	$0.1	$(3.7)
Interest income, net	0.3
Other expense, net	(0.4)
Income before income taxes	3.0
Provision for income taxes	(1.8)
Net income	1.3
Net income attributable to noncontrolling interests	(0.4)
Net income attributable to IDT Corporation	$0.9

11

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended April 30, 2016 (3Q16)
Adjusted EBITDA	$10.3	$11.3	$0.2	$0.4	$1.3	$(2.8)
Subtract:
Depreciation and amortization	5.5	4.2	0.7	-	0.6	-
Severance expense	0.2	0.2	-	-	-	-
Gain on sale of interest in Fabrix Systems Ltd.	(1.1)	-	-	-	(1.1)	-
Income (loss) from operations	5.7	$6.8	$(0.5)	$0.4	$1.8	$(2.8)
Interest income, net	0.2
Other income, net	0.1
Income before income taxes	6.0
Provision for income taxes	(1.3)
Net income	4.7
Net income attributable to noncontrolling interests	(0.5)
Net income attributable to IDT Corporation	$4.2

12

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Nine Months Ended April 30, 2017
Adjusted EBITDA	$29.1	$31.2	$1.6	$0.8	$1.4	$(5.8)
Subtract:
Depreciation and amortization	16.1	12.1	2.7	-	1.3	-
Other operating expense	11.3	0.1	-	-	-	11.2
Income (loss) from operations	1.8	$19.0	$(1.1)	$0.8	$0.2	$(17.0)
Interest income, net	0.9
Other income, net	1.6
Income before income taxes	4.3
Benefit from income taxes	14.8
Net income	19.1
Net income attributable to noncontrolling interests	(1.1)
Net income attributable to IDT Corporation	$18.0

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Nine Months Ended April 30, 2016
Adjusted EBITDA	$35.0	$36.2	$0.7	$1.0	$4.5	$(7.4)
Subtract (Add):
Depreciation and amortization	15.5	11.9	2.1	-	1.5	-
Severance expense	0.2	0.2	-	-	-	-
Gain on sale of interest in Fabrix Systems Ltd.	(1.1)	-	-	-	(1.1)	-
Other operating expense	0.3	0.3	-	-	-	-
Income (loss) from operations	20.0	$23.7	$(1.4)	$1.0	$4.1	$(7.4)
Interest income, net	0.9
Other expense, net	(0.7)
Income before income taxes	20.2
Provision for income taxes	(6.3)
Net income	13.9
Net income attributable to noncontrolling interests	(1.4)
Net income attributable to IDT Corporation	$12.5

13

IDT Corporation

Reconciliations of Net (Loss) Income to Non-GAAP Net Income and Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

in millions, except per share data

Figures may not foot due to rounding to millions.

	3Q17	2Q17	3Q16	Nine Months Ended April 30, 2017	Nine Months Ended April 30, 2016

Net (loss) income	$(4.5)	$1.3	$4.7	$19.1	$13.9
Adjustments (add) subtract:
Stock-based compensation	(0.7)	(1.4)	(0.7)	(2.8)	(2.3)
Depreciation and amortization	(5.5)	(5.3)	(5.5)	(16.1)	(15.5)
Gain on sale of interest in Fabrix Systems Ltd.	-	-	1.1	-	1.1
Severance expense	-	-	(0.2)	-	(0.2)
Other operating expense	(10.2)	(0.9)	-	(11.3)	(0.3)
Income tax benefit	-	-	-	16.6	-
Total adjustments	(16.4)	(7.6)	(5.3)	(13.6)	(17.3)
Income tax effect of total adjustments	5.4	2.8	1.4	13.0	5.5
	11.0	4.8	3.9	0.6	11.7
Non-GAAP net income	$6.5	$6.1	$8.6	$19.7	$25.6

Earnings per share:
Basic	$(0.21)	$0.04	$0.19	$0.79	$0.55
Total adjustments	0.49	0.23	0.19	0.07	0.57
Non-GAAP EPS - basic	$0.28	$0.27	$0.38	$0.86	$1.12

Weighted-average number of shares used in calculation of basic earnings per share	23.1	22.8	22.6	22.8	22.8

Diluted	$(0.21)	$0.04	$0.19	$0.78	$0.55
Total adjustments	0.49	0.23	0.19	0.08	0.57
Non-GAAP EPS - diluted	$0.28	$0.27	$0.38	$0.86	$1.12

Weighted-average number of shares used in calculation of diluted earnings per share	23.1	23.0	22.7	23.0	22.8

14